Exhibit 5.4

CONSENT OF PINCOCK, ALLEN & HOLT

We hereby consent to the use of our name in connection with the following report, which is being incorporated by reference into the registration statement on Form F-10 of Gammon Gold Inc., being filed with the United States Securities and Exchange Commission:

1.	The technical report dated November 25, 2002 entitled “Guadalupe y Calvo Gold-Silver Project, Chihuahua, Mexico,” (the “Guadalupe Report”).

Date: October 7, 2009

By:	/s/ Raja P. Upadhyay
Name: Raja P. Upadhyay
Title: President